                                                   April 27, 2018

Dominion Energy Midstream Partners Announces First-Quarter 2018 Earnings

•	Net income attributable to the partnership of $57.3 million; approximately 10 percent increase over first quarter 2017
•	Adjusted EBITDA of $79.5 million; more than 5 percent increase over first quarter 2017
•	Board of Directors declares cash distribution of $0.3340 per unit; representing 5 percent increase over last quarter

RICHMOND, Va. – Dominion Energy Midstream Partners, LP (NYSE: DM), reported unaudited net income attributable to the partnership of $57.3 million for the three months ended March 31, 2018.  Adjusted earnings before interest, income taxes, depreciation and amortization (Adjusted EBITDA) were $79.5 million for the first-quarter, and distributable cash flow was $52.1 million for the quarter. The distribution coverage ratio was 1.23 times at the end of the first-quarter.

Dominion Energy Midstream uses Adjusted EBITDA and distributable cash flow as the primary performance measurements of its earnings and results for public communications with analysts and investors.  Dominion Energy Midstream also uses Adjusted EBITDA and distributable cash flow internally for budgeting, reporting to the Board of Directors and other purposes. Management believes Adjusted EBITDA and distributable cash flow provide a more meaningful representation of the partnership's financial performance and liquidity. Schedules B and D of this press release include reconciliations to the most directly comparable GAAP measures.

As a result of the disruption in Master Limited Partnership (MLP) capital markets subsequent to the Federal Energy Regulatory Commission's March 15, 2018 policy revision related to ratemaking for natural gas pipelines owned by MLPs, Dominion Energy:

•	Intends to recommend 5 percent quarterly increases in distributions to limited partners subject to maintaining an approximately 1.0 times coverage ratio;
•	Plans to recommend a restructuring of Dominion Energy Midstream's incentive distribution rights in advance of any future DM equity issuances; and
•	Plans to retain Cove Point at Dominion Energy through 2018 as compared to previous plans to contribute a portion of Cove Point to Dominion Energy Midstream during the second half of 2018.

QUARTERLY DISTRIBUTION
On April 20, 2018, the Board of Directors declared a quarterly distribution of $0.3340 per common and subordinated unit, payable on May 15, 2018, to such unitholders of record at the close of business May 4, 2018. This distribution represents a 5 percent increase over the fourth-quarter 2017 distribution.

CONFERENCE CALL TODAY
Dominion Energy Midstream and Dominion Energy will jointly host a first-quarter earnings conference call at 10 a.m. ET on Friday, April 27, 2018.  Management will discuss its first-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (877) 410-5657.  International callers should dial (334) 323-9872.  The passcode for the conference call is "Dominion."  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, will be available on the partnership's investor information page at www.dominionenergymidstream.com/investors.

A replay of the conference call will be available beginning about 1 p.m. ET April 27 and lasting until 11 p.m. ET May 4.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-0140.  The PIN for the replay is 67615976.  Additionally, a replay of the webcast will be available on the investor information pages by the end of the day April 27.

ABOUT DOMINION ENERGY MIDSTREAM
Dominion Energy Midstream is a Delaware limited partnership formed by Dominion Energy, Inc., to grow a portfolio of natural gas terminaling, processing, storage, transportation and related assets.  It is headquartered in Richmond, Va. For more information about Dominion Energy Midstream, visit its website at www.dominionenergymidstream.com.

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CONTACTS:     Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dominionenergy.com
                   Financial analysts: Steven Ridge, (804) 929-6865 or Steven.D.Ridge@dominionenergy.com

Dominion Energy Midstream Partners, LP Schedule A - Consolidated Statements of Income* (Unaudited)

	Three Months Ended
	March 31,
	2018	2017
(millions, except per unit data)
Operating Revenue	$ 110.1	$ 130.2
Operating Expenses
Purchased gas	10.3	12.2
Other operations and maintenance	37.6	31.1
Depreciation and amortization	24.5	24.9
Other taxes	9.7	9.3
Total operating expenses	82.1	77.5
Income from operations	28.0	52.7
Earnings from equity method investees	11.0	8.0
Other income	1.8	1.3
Interest and related charges	6.9	7.7
Net income including noncontrolling interest	33.9	54.3
Less: Net income (loss) attributable to noncontrolling interest	(23.4)	2.1
Net income attributable to partners	$ 57.3	$ 52.2

Net income attributable to partners' ownership interest
Preferred unitholders' interest in net income	$ 9.5	$ 9.5
General partner's interest in net income	8.9	2.7
Common unitholders' interest in net income	26.4	27.1
Subordinated unitholder's interest in net income	12.5	12.9

Net income per limited partner unit (basic)
Common units	$0.39	$0.40
Subordinated units	$0.39	$0.40
Net income per limited partner unit (diluted)
Common units	$0.35	$0.37
Subordinated units	$0.39	$0.40

* The notes contained in Dominion Energy Midstream's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Dominion Energy Midstream Partners, LP Schedule B - Reconciliation of EBITDA and Adjusted EBITDA to Net Income* (Unaudited)

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure for each period.

	Three Months Ended
	March 31,
	2018	2017
(millions)
Net income including noncontrolling interest	$ 33.9	$ 54.3
Add:
Depreciation and amortization	24.5	24.9
Interest and related charges	6.9	7.7
EBITDA	$ 65.3	$ 86.9
Distributions from equity method investees	8.6	7.0
Less:
Earnings from equity method investees	11.0	8.0
EBITDA attributable to noncontrolling interest	(16.6)	10.5
Adjusted EBITDA	$ 79.5	$ 75.4

* The notes contained in Dominion Energy Midstream's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Dominion Energy Midstream Partners, LP Schedule C - Summary of Consolidated Statements of Cash Flows* (Unaudited)

Three Months Ended
March 31,
	2018	2017[1]
(millions)
Cash flows from operating activities:
Net income including noncontrolling interest	$ 33.9	$ 54.3
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities	133.8	56.3
Net cash provided by operating activities	$ 167.7	$ 110.6

Net cash used in investing activities	$ (110.4)	$ (362.1)

Net cash provided by financing activities	$ 51.5	$ 303.0

Cash, restricted cash and equivalents at beginning of period	23.7	64.6
Cash, restricted cash and equivalents at end of period	$ 132.5	$ 116.1

[1] Amounts for 2017 have been recast to reflect the adoption of new accounting standards related to the presentation of equity method investee distributions and restricted cash and equivalents.

* The notes contained in Dominion Energy Midstream's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Dominion Energy Midstream Partners, LP Schedule D - Reconciliation of Distributable Cash Flow to Net Cash from Operating Activities* (Unaudited)

The following table presents a reconciliation of distributable cash flow to the most directly comparable GAAP financial measure for each period.

	Three Months Ended
	March 31,
	2018	2017[1]
(millions)
Net cash provided by operating activities	$ 167.7	$ 110.6
Less:
Cash attributable to (from) noncontrolling interest	(16.2)	18.8
Restricted cash for customer deposits	104.4	-
Other changes in working capital and noncash adjustments	(12.5)	(16.4)
Cash received from distribution reserve	12.5	-
Adjusted EBITDA	79.5	75.4
Adjustments to cash:
Less: Distributions to preferred unitholders	(9.5)	(9.5)
Plus (less): Contract liabilities	0.8	(0.1)
Less: Amortization of regulatory liability	(0.7)	(0.7)
Less: Maintenance capital expenditures	(9.1)	(13.2)
Plus: Acquisition costs funded by Dominion Energy	-	0.2
Less: Interest expense and AFUDC equity	(9.0)	(8.1)
Plus: Non-cash director compensation	0.1	0.1
Distributable cash flow	$ 52.1	$ 44.1

[1] Amounts for 2017 have been recast to reflect the adoption of a new accounting standard for the presentation of equity method investee distributions and therefore this reconciliation does not include an adjustment for equity method investee distributions included in investing activities.

* The notes contained in Dominion Energy Midstream's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Dominion Energy Midstream Partners, LP Schedule E - Selected Financial Data* (Unaudited)

	Three Months Ended
		March 31,
	2018	2017
(millions, except ratio)
Adjusted EBITDA	$ 79.5	$ 75.4
Adjustments to cash:
Less: Distributions to preferred unitholders	(9.5)	(9.5)
Plus (less): Contract liabilities	0.8	(0.1)
Less: Amortization of regulatory liability	(0.7)	(0.7)
Less: Maintenance capital expenditures	(9.1)	(13.2)
Plus: Acquisition costs funded by Dominion Energy	-	0.2
Less: Interest expense and AFUDC equity	(9.0)	(8.1)
Plus: Non-cash director compensation	0.1	0.1
Distributable cash flow	$ 52.1	$ 44.1
Distributions:
Incentive distribution rights	8.9	2.9
Common unitholders	22.7	18.4
Subordinated unitholder	10.7	8.8
Total distributions	$ 42.3	$ 30.1
Coverage ratio	1.23x	1.47x

* The notes contained in Dominion Energy Midstream's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

See schedules B and D for reconciliations of non-GAAP measures.